Exhibit 3.1 -- Articles of Incorporation

Document Number

20130133328-56

Filing Date and Time

02/27/2013 10:23AM

Entity Number

E0101292013-4

Filed in the

office of

/s/ Ross Miller

Ross Miller

Secretary of State

ROSS MILLER

Secretary of State

/State Seal/ 101 North Carson Street, Suite 3

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

1. Name of corporation:

American Riding Tours Inc.

2. Registered Agent for Service of Process:

[ ] Commercial Registered Agent:

[X] Noncommercial Registered Agent OR [ ] Office or Position with Entity

American Riding Tours Inc.

Name of Noncommercial Registered Agent OR Name of Title of Office or other Position with Entity

848 N Rainbow Blvd Suite 136, Las Vegas, Nevada 89107-1103

Street Address, City, State, Zip Code

3. Authorized Stock:

Number of shares with par value: 200,000,000

Par value per share: $0.0010

Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees:

1) Edward Zimmerman

Name

848 N Rainbow Blvd Suite 136, Las Vegas, NV 89107-1103

Address City State Zip Code

5. Purpose: The purpose of the corporation shall be: Any legal purpose.

6. Name, Address and Signature of Incorporator:

Edward Zimmerman X /s/ Edward Zimmerman

Name Incorporator Signature

848 N Rainbow Blvd Suite 136, Las Vegas, NV 89107-1103

Address City State Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X /s/ American Riding Tours Inc. 2/27/2013

Date

This form must be accompanied by the appropriate fees.

AMERICAN RIDING TOURS INC.

ARTICLE 3. AUTHORIZED STOCK, CONTINUED

SECTION 1. SERIES A CONVERTIBLE PREFERRED STOCK. The shares of the series of preferred stock are hereby created and authorized, and shall be designated “Series A Convertible Preferred Stock” (the “Series A Convertible Preferred Stock”). The total number of authorized shares constituting the Series A Convertible Preferred Stock shall be 5,000,000 shares. The number of shares constituting this series of preferred stock of the Corporation may be increased or decreased at any time, from time to time, in accordance with applicable law up to the maximum number of shares of preferred stock authorized under the Articles, less all shares at the time authorized of any other series of preferred stock of the Corporation; provided, however, that no decrease shall reduce the number of shares of this series to a number less than that of the then-outstanding shares of Series A Convertible Preferred Stock. The stated par value of the Series A Convertible Preferred Stock shall be $0.001 per share. Shares of the Series A Convertible Preferred Stock shall be dated the date of issue.

SECTION 2. DIVIDEND RIGHTS. The holders of shares of Series A Convertible Preferred Stock shall not be entitled to receive any dividends.

SECTION 3. LIQUIDATION RIGHTS. The holders of shares of Series A Convertible Preferred Stock shall not have any liquidation rights.

SECTION 4. VOTING RIGHTS. The holders of Series A Convertible Preferred Stock shall not be entitled to (a) any voting rights with respect to the Series A Convertible Preferred Stock or (b) notice of any meeting of the shareholders of the Corporation, except in each case to the extent specifically required by Nevada law.

SECTION 5. CONVERSION RIGHTS.

5.1 Conversion of Series A Convertible Preferred Stock Into Common Stock. At any time and from time to time after the issuance of the Series A Convertible Preferred Stock, any holder thereof may convert any or all of the shares of Series A Convertible Preferred Stock held by such holder at the ratio of one hundred (100) shares of Common Stock for every one (1) share of Series A Convertible Preferred Stock converted (the “Conversion Rate”), provided, however, the Company shall not effect any conversion of the Series A Convertible Preferred Stock or any other preferred stock or warrant held by a holder of Series A Convertible Preferred Stock (a “Holder”), and no such Holder shall have the right to convert any Series A Convertible Preferred Stock or any other preferred stock or warrant held by such Holder, to the extent that after giving effect to such conversion, the beneficial owner of such shares (together with such beneficial owner’s affiliates) would beneficially own in excess of 4.9% of the shares of the Common Stock outstanding immediately after giving effect to such conversion or exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by a beneficial owner of Series A Convertible Preferred Stock held by such beneficial owner and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock, any other preferred stock and warrant held by such Holder with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Series A Convertible Preferred Stock beneficially owned by such beneficial owner and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such beneficial owner and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 5.1, in determining the number of outstanding shares of Common Stock a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-Q, Form 10-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any Holder, the Company shall within two business days confirm orally and in writing to any such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Series A Convertible Preferred Stock, any other preferred stock and warrant held by a Holder, by such Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

5.2 Conversion Procedure.

(a) Notice and Surrender of Certificates. Any holder of shares of Series A Convertible Preferred Stock desiring to convert any portion thereof into shares of Common Stock shall give written notice that such holder elects to convert a stated number of Series A Convertible Preferred Stock into Common Stock (the “Conversion Notice”) and shall surrender each certificate representing the Series A Convertible Preferred Stock to be converted, duly executed in favor of the Corporation or in blank accompanied by proper instruments of transfer, at the principal business office of the Corporation (or at such other place as may be designated by Corporation). The Conversion Notice shall set forth the name or names (with the address or addresses) in which the certificate or certificates for shares of the Common Stock shall be issued.

(b) Effective Time of Conversion. To the extent permitted by law, the conversion of the Series A Convertible Preferred Stock pursuant to this Section 5.2 into Common Stock shall be deemed to have been effected immediately prior to the close of business on the date on which all the conditions in Section 5.2(a) of this Resolution have been satisfied, and at such time the rights of the holder of such shares of Series A Convertible Preferred Stock so converted shall cease, and the person or persons in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the share of Common Stock represented thereby. The date on which the conversion of the Series A Convertible Preferred Stock pursuant to this Section 5.2 into Common Stock shall be deemed to have been effected is hereinafter referred to as the “Effective Conversion Date”. Except as otherwise provided herein, no payment or adjustment shall be made in respect of the Common Stock delivered upon conversion of the Series A Convertible Preferred Stock.

(c) Issuance of Common Stock Certificates. As soon as practicable after the Effective Conversion Date, the Corporation shall issue and deliver, or cause to be issued and delivered, to the converting holder a certificate or certificates for the number of whole shares of Common Stock issuable by reason of the conversion of such shares of Series A Convertible Preferred Stock, registered in such name or names and such denominations as the converting holder has specified, subject to compliance with applicable laws to the extent such designation shall involve a transfer. In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered for conversion pursuant to this Section 5.2 exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof a new certificate for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered that are not to be converted.

5.3 Adjustments to Conversion Rate.

(a) Subdivision or Combination of Common Stock. If the Corporation at any time: (i) pays a dividend or makes a distribution on its Common Stock in shares of Common Stock, (ii) subdivides (by stock split, recapitalization, or otherwise) its outstanding Common Stock into a greater number of shares, or (iii) combines (by reverse stock split or otherwise) its outstanding Common Stock into a smaller number of shares, then the Conversion Rate in effect at the time of the record date for such dividend or distribution, or the effective date of such subdivision or combination, shall be proportionately adjusted immediately thereafter so that the holder of any shares of the Series A Convertible Preferred Stock surrendered for conversion after such event will receive the kind and amount of shares that such holder would have received if the Series A Convertible Preferred Stock had been converted immediately prior to the happening of the event. Such adjustment shall be made successively whenever any of the events referred to in this Section 5.3(a) occur.

5.4 Reservation of Shares of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of the Series A Convertible Preferred Stock from time to time outstanding, but shares of Common Stock held in the treasury of the Corporation may, at the discretion of the Corporation, be delivered upon any conversion of the Series A Convertible Preferred Stock.

SERIES B PREFERRED SHARES

SECTION 1. SERIES C PREFERRED SHARES The shares of the series of preferred stock are hereby created and authorized, and shall be designated “Series B Voting Preferred Stock” (the “Series B Voting Preferred Stock”). The total number of authorized shares constituting the Series B Voting Preferred Stock shall be 5,000,000 shares. The number of shares constituting this series of preferred stock of the Corporation may be increased or decreased at any time, from time to time, in accordance with applicable law up to the maximum number of shares of preferred stock authorized under the Articles, less all shares at the time authorized of any other series of preferred stock of the Corporation; provided, however, that no decrease shall reduce the number of shares of this series to a number less than that of the then-outstanding shares of Series B Voting Preferred Stock. The stated par value of the Series B Voting Preferred Stock shall be $0.001 per share. Shares of the Series B Voting Preferred Stock shall be dated the date of issue.

SECTION 2. DIVIDEND RIGHTS. The holders of shares of Series B Voting Preferred Stock shall not be entitled to receive any dividends.

SECTION 3. LIQUIDATION RIGHTS. The holders of shares of Series B Voting Preferred Stock shall not have any liquidation rights.

SECTION 4. VOTING RIGHTS. The holders of Series B Voting Preferred Stock shall be entitled to (a) notice of any meeting of the shareholders of the Corporation; and (b) have the power to vote each share at any shareholder meeting, where each share of Series B Voting Preferred Stock carries the weight of ten (10) votes for each share of common stock.

SECTION 5. TRANSFERABILITY. The holders of the Series B Voting Preferred Stock shall be entitled to transfer their ownership and rights of the Series B Voting Preferred Stock at any time, in a private transaction.

SERIES C PREFERRED SHARES

SECTION 1. SERIES C PREFERRED SHARES The shares of the series C of preferred stock are hereby created and authorized, and shall be designated “Series C Preferred Stock” (the “Series C Preferred Stock”). The total number of authorized shares constituting the Series C Preferred Stock shall be 5,000,000 shares. The number of shares constituting this series of preferred stock of the Corporation may be increased or decreased at any time, from time to time, in accordance with applicable law up to the maximum number of shares of preferred stock authorized under the Articles, less all shares at the time authorized of any other series of preferred stock of the Corporation; provided, however, that no decrease shall reduce the number of shares of this series to a number less than that of the then-outstanding shares of Series C Preferred Stock. The stated par value of the Series C Preferred Stock shall be $0.001 per share. Shares of the Series C Preferred Stock shall be dated the date of issue.

SECTION 2. PURPOSE. The designation of these shares may be determined by the Board of Directors prior to their issuance.

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